UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2004

GREAT LAKES BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-50267	13-4237490
(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of Principal Executive Offices)	(Zip Code)

(716) 961-1900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

        On October 28, 2004, Greater Buffalo Savings Bank ("GBSB"), a wholly-owned subsidiary of the registrant, Great Lakes Bancorp, Inc., entered into a Services Agreement and Addendum to Services Agreement No. 1922 Dated as of July 1, 2004 (the "Agreements") with BISYS Information Solutions L.P. ("BISYS"). In accordance with these Agreements, BISYS will provide data processing services to GBSB for an initial period of sixty-five months and subsequent consecutive terms of three years each unless and until they are terminated by either party. GBSB also has the right to terminate these Agreements after thirty-six months without penalty if the bank elects to use the services software in-house.

        The Agreements are annexed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1 Services Agreement
BISYS Information Solutions L.P. and Greater Buffalo Savings Bank

10.2 Addendum to Services Agreement No. 1922 Dated as of July 1, 2004
BISYS Information Solutions L.P. and Greater Buffalo Savings Bank

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Bancorp, Inc.

Date: November 2, 2004	By:	/s/ Kim S. Destro
Name: Kim S. Destro
Title: Vice President & Chief Financial Officer